Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

This Sale and Contribution Agreement, dated as of March 26, 2024 (the “Agreement”), is among MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust (“MPCF”), as seller (the “Seller”) and MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”) (each a “Party” and together the “Parties”).

The Seller wishes to sell, contribute, transfer and assign to the Purchaser (a wholly-owned subsidiary of the Seller), and the Purchaser wishes to acquire and assume from the Seller, all or a portion of the Seller’s right, title and interest in and to each loan (collectively, the “Portfolio Investments”), as set forth on Exhibit A hereto from time to time.

Purchaser is party to that certain Loan and Security Agreement, dated as of the date hereof (as amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Loan Agreement”), among the Purchaser, as borrower, MPCF, as parent and as portfolio manager (in such capacity, the “Portfolio Manager”), the lenders from time to time parties thereto, The Bank of New York Mellon Trust Company, National Association, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), as collateral administrator and as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Contribution of the Assigned Interests.

(a) Effective as of, in the case of each Portfolio Investment added to Exhibit A hereto on or after the date hereof, the date of such addition (each, a “Purchase Date”), the Seller hereby absolutely and irrevocably sells, contributes, transfers, assigns, sets over and otherwise conveys to the Purchaser, and the Purchaser hereby accepts, acquires and assumes from the Seller, as a contribution of assets to the Purchaser, all or a portion of the Seller’s present and future right, title and interest (such right, title and interest of the Seller is hereinafter referred to as the “Assigned Interests”) in and to: (A) each Portfolio Investment; and (B) to the extent related thereto, (1) the relevant loan documents, promissory notes, guarantees and other supporting obligations, security agreements and any other agreement, document or instrument pursuant to which the Seller originated or acquired any Portfolio Investment or any rights or assets related thereto, as well as any intercreditor, subordination, participation or assignment agreements or any similar agreements related thereto (collectively, the “Loan Documents”); (2) any and all rights or causes of action the Seller now has or hereafter acquires against any person or entity (including, without limitation, any attorney, accountant, broker or investment banker), whether arising pursuant to the terms thereto, at law or at equity; (3) any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether or not owned or hereafter acquired or created, in which a mortgage, security interest or other lien has been, or has purported to have been, granted to or for the benefit of the relevant lenders (as such term is defined under the relevant Loan Documents, “Lenders” or a “Lender”), as the case may be, under or in connection with the Loan Documents; and (4) all (or the relevant portion of) unpaid payments of principal and all (or the relevant portion of) accrued but unpaid interest, fees and other sums and all (or the relevant portion of) such amounts accruing on and after the relevant Purchase Date, in each case with respect to each Portfolio Investment.

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(b) As consideration for sales, contributions and transfers, the Purchaser shall pay the purchase price (which shall be the fair market value) therefor in a combination of (i) to the extent permitted by the Loan Agreement, an aggregate cash amount to be agreed to by the Purchaser and the Seller payable to the Seller and (ii) if the Purchaser does not have sufficient funds to pay the full amount of such purchase price (or is not permitted to do so by the Loan Agreement), by means of a capital contribution by the Seller to the Purchaser. Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Assigned Interests proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser and all Portfolio Investments contributed to the Purchaser as capital shall constitute part of the Assigned Interests for all purposes of this Agreement.

(c) It is the express intention of the Parties that the conveyance of the Assigned Interests from the Seller to the Purchaser as a sale and contribution of assets to the Purchaser as provided herein shall constitute an absolute and irrevocable transfer conveying good title, free and clear of any lien and that the Assigned Interests shall not be part of the bankruptcy estate of the Seller under Section 541 of the Bankruptcy Code or subject to the automatic stay under Section 362 of the Bankruptcy Code in the event of the filing of a bankruptcy petition by or against the Seller under the Bankruptcy Code or any other bankruptcy or similar law. It is not the intention of the Parties that the contribution and conveyance of the Assigned Interests be deemed a pledge of such Assigned Interests by the Seller to the Purchaser or any assignee of the Purchaser to secure a debt or other obligation of the Seller. The Parties agree that, upon execution of this Agreement and the contribution and conveyance of the Assigned Interests by the Seller to the Purchaser, the Assigned Interests are not intended to and will not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes.

(d) In no event shall such contribution, assignment and/or conveyance from the Seller to the Purchaser be intended to be a loan or the grant of a security interest to secure a borrowing. In the event, however, that notwithstanding such express intent and agreement by the Parties, the contribution, assignment and conveyance hereunder is determined not to be an absolute transfer and true contribution of the Assigned Interests, the Seller hereby grants to the Purchaser a security interest in the Assigned Interests and all income from and proceeds thereof, and this Agreement shall constitute a security agreement under applicable law, securing the obligations of the Seller to the Purchaser hereunder. The Seller, by execution and delivery of this Agreement, authorizes the Purchaser to file Uniform Commercial Code (“UCC”) financing statements naming the Seller as debtor and the Purchaser as secured party in each jurisdiction that the Purchaser, the Collateral Agent or the Administrative Agent deems necessary in order to protect its security interests in the Assigned Interests.

(e) As expressly stated herein, the Parties intend the transactions hereunder to constitute a true sale or contribution of the Assigned Interests by the Seller to the Purchaser, providing the Purchaser with the full risks and benefits of ownership of the Assigned Interests; provided, however, that solely for U.S. federal and applicable state and local income tax reporting purposes, the Purchaser is treated as an entity disregarded as separate from its owner and, accordingly, for U.S. federal and applicable state and local income tax purposes the sales, contributions and transfers of the Assigned Interests by the Seller to the Purchaser hereunder will be disregarded.

(f) The Purchaser shall be entitled to all payments of principal, interest, fees and other sums relating to the Assigned Interests accruing or received on or after the relevant Purchase Date. The Seller will cause all payments relating to all Assigned Interests to be remitted directly to the applicable Collection Account. In the event any payments relating to any Assigned Interests are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the applicable Collection Account promptly following receipt thereof (and, in any event, within 1 Business Day following receipt thereof), and, at all times prior to such remittance, the Seller shall hold in

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trust for the Purchaser (and its assignees), and shall promptly remit to the applicable Collection Account, any payments on the Assigned Interests received by the Seller that belong to the Purchaser under the terms of this Agreement. The Purchaser shall hold in trust for the Seller and shall promptly remit to the Seller, any payments received by the Purchaser on the Portfolio Investments that are not Assigned Interests and that belong to the Seller, as determined in good faith by the Purchaser (or the Portfolio Manager on its behalf).

(g) The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any original executed note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Portfolio Investment in accordance with the terms of the underlying instruments for such Portfolio Investment may reflect that the Seller (or any third party from whom the Seller or the Purchaser may purchase a Portfolio Investment) is assigning such Portfolio Investment directly to the Purchaser. Nothing in any such transfer document or assignment agreement (or, in the case of any underlying promissory note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Portfolio Investments by the Seller to the Purchaser in accordance with the terms of this Agreement. Any such Portfolio Investment so assigned for administrative convenience shall be deemed sold and transferred by the related third-party seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Purchaser. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the representations and warranties of the Seller and the indemnity of the Seller in Section 3(n), shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any third-party seller to the Purchaser as if such sale and assignment was directly from the Seller to the Purchaser.

2. Representations and Warranties and Covenants by the Seller and the Purchaser.

(a) The Seller (i) represents and warrants to the Purchaser on and as of each Purchase Date, with respect to the Assigned Interests being assigned on such Purchase Date, that (A) the Seller is the sole legal and beneficial owner of the Assigned Interests being contributed, assigned and transferred by it hereunder to the Purchaser, (B) the Seller has good and marketable title, free and clear of any lien, security interest, charge or adverse claim (as defined in Section 8-102 of the UCC), to the Assigned Interests, (C) the Seller has not conveyed any interest in the Assigned Interests to any other person or entity, and (D) the Purchaser shall acquire from the Seller the Assigned Interests and good and marketable title thereto, free and clear of any lien, security interest or adverse claim (as defined in Section 8-102 of the UCC); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any obligor in respect of any Portfolio Investment or the performance or observance by such obligor of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iv) represents and warrants to the Purchaser and its assignees that (A) the Seller is not insolvent and is not the subject of any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings or general assignment for the benefit of its creditors and has not sold any Assigned Interest with any intent to hinder, delay or defraud any of its creditors, and (B) the sale, contribution, transfer and assignment of the Assigned Interests contemplated by Section 1 of this Agreement has been treated in all respects as a true sale or contribution and transfer of title and economic interest on the financial statements, books and records of the Seller, and the Assigned Interests have been removed from, and are not shown as an asset on, the financial statements, books and records of the Seller (except that the Assigned Interests may be included on the consolidated financial statements of the Seller); and (v) the sale, contribution, transfer and assignment of the Assigned Interests by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

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(b) The Purchaser hereby confirms and agrees that (i) it has received a copy of the Loan Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) it will, independently and without reliance upon the Seller or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; and (iii) it will perform in accordance with their terms all of the obligations that by the terms of any Loan Document are required to be performed by it as a Lender with respect to any Assigned Interests.

(c) Each Party represents and warrants to the other Parties that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such Party and that this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(d) Each Party represents and warrants to the other Parties that the execution, delivery and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.

(e) Each Party represents and warrants to the other Parties that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation, third party or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental or third party authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

(f) Each Party represents and warrants to the other Party that the transactions contemplated hereby are in the best interests of such Party and, to its knowledge, its creditors and interest holders, and represent a practicable course of action to improve the financial condition of such Party without, to its knowledge, impairing the rights and interests of its creditors and interest holders.

(g) Subject to Section 1(e) of this Agreement, no Party has entered into any other documents that describe the sale, contribution and transfer of the Assigned Interests by the Seller to the Purchaser as, or otherwise evidence an intention by any Party to effectuate, any form of transaction other than a true sale or contribution of the Assigned Interests from the Seller to the Purchaser.

(h) The Seller agrees that, upon and after the contribution of the Assigned Interests to the Purchaser in accordance with the terms hereunder, (i) it will not take any action that is inconsistent with the Purchaser’s ownership of the Assigned Interests and (ii) if a third party makes any inquiry regarding the Assigned Interests, it will promptly (x) indicate that the Assigned Interests have been contributed and transferred to the Purchaser or (y) disclose all material aspects of the contribution and transfer of the Assigned Interests from the Seller to Purchaser.

(i) The Seller represents and warrants that, as of the relevant Purchase Date, each Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent). In the event any Portfolio Investment sold, contributed, transferred, assigned, set

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over or otherwise conveyed hereunder does not satisfy each of the Eligibility Criteria as of the relevant Purchase Date (each such Portfolio Investment, a “Warranty Asset”), subject to the satisfaction of the applicable conditions set forth in Article I of Loan Agreement, no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Seller shall either (1) repurchase each such Warranty Asset, or (2) substitute for such Warranty Asset one or more substitute Portfolio Investments (each, a “Substitute Asset”); provided, however, that no such repurchase or substitution shall be required to be made with respect to such Warranty Asset (and such Portfolio Investment shall cease to be an Warranty Asset) if, on or before the expiration of such 30-day period, the representations and warranties under this Section 2(i) with respect to such Warranty Asset shall be made true and correct in all material respects. Upon the Purchaser’s receipt of an amount equal to the sum of (x) the original purchase price in respect of such Warranty Asset plus (y) all accrued and unpaid interest on such Warranty Asset minus (z) all Interest Proceeds and Principal Proceeds received by the Purchaser (or its assigns) in respect of such Warranty Asset (such amount, the “Repurchase Price”) or one or more Substitute Assets, as applicable, for such Warranty Asset, the Purchaser shall automatically and without further action be deemed to sell, contribute, transfer, assign, set over and convey to the Seller all the right, title and interest of the Purchaser in, to and under such Warranty Asset and all related Assigned Interests, free and clear of any Lien created pursuant to this Agreement or the Loan Agreement, all of the Purchaser’s right, title and interest in such Warranty Asset and such related Assigned Interests. The Purchaser shall, at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of such Warranty Asset pursuant to this Section 2(i).

(j) The Purchaser may replace any Portfolio Investment sold, contributed, transferred, assigned, set over or otherwise conveyed hereunder with one or more Substitute Assets, subject to the satisfaction of the applicable conditions set forth in Article I of Loan Agreement. Upon confirmation of the delivery of a Substitute Asset for any Portfolio Investment being substituted for (the date of such confirmation or delivery, the “Retransfer Date”), each applicable Portfolio Investment being substituted for shall be sold, transferred, assigned, set over and conveyed to the Seller and such Substitute Asset(s) shall be sold, contributed, transferred, assigned, set over or otherwise conveyed to the Purchaser. On the related Retransfer Date, the Purchaser shall automatically and without further action be deemed to release, sell, transfer, assign, set over and convey to the Seller, except as specifically provided in this Agreement, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such Portfolio Investment being substituted for, together with all related Assigned Interests. The Purchaser shall execute such documents and instruments of transfer as may be prepared by the Portfolio Manager, on behalf of the Purchaser, and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Portfolio Investments pursuant to this Section 2(j).

(k) Any repurchase of a Portfolio Investment from the Purchaser to the Seller and any substitution effected pursuant to this Agreement shall be conducted on an arm’s length basis and shall be on material terms no less favorable to the Purchaser than would be the case if the Seller were not an Affiliate of the Purchaser or as otherwise expressly permitted in this Agreement. The sum of the aggregate principal balance of all defaulted Portfolio Investments sold by the Purchaser to Affiliates or substituted in the 12 month period preceding the proposed Retransfer Date (or such lesser number of months as shall have elapsed since the Effective Date) shall not exceed 10% of the sum of (x) the highest aggregate principal balance of all Portfolio Investments plus (y) all cash and Eligible Investments owned by the Purchaser during such period. For the avoidance of doubt, the foregoing limitations shall not apply to Warranty Assets.

(l) In the event, that notwithstanding such express intent and agreement by the Parties, the contribution, assignment and conveyance hereunder is determined not to be an absolute transfer and true contribution of the Assigned Interests, the Seller represents and warrants that:

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(i)

this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Purchaser in all right, title and interest of the Seller in the Assigned Interests, which security interest is prior to all other lien, security interest or adverse claim (as defined in Section 8-102 of the UCC), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)	the Assigned Interests, along with the Loan Documents, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)

except with respect to any Assigned Interest for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Assigned Interests have been Delivered by the Seller at the direction of the Purchaser as required under the Loan Agreement; and

(iv)

none of the promissory notes, if any, that constitute or evidence any Assigned Interest has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser.

(m) In connection with each contribution, assignment and conveyance of Assigned Interests as contemplated by this Agreement, the Purchaser hereby directs the Seller to, and the Seller agrees that it will Deliver, or cause to be Delivered, to the Collateral Agent, each Assigned Interest being transferred to the Purchaser on such Purchase Date in accordance the applicable provisions of the Loan Agreement. The Seller shall take such action requested by the Purchaser or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest and its assigns under the Loan Agreement have an enforceable and perfected security interest in the Assigned Interests contributed, assigned and conveyed to the Purchaser as contemplated by this Agreement.

(n) The representations and warranties set forth in this Section 2 shall survive (i) the contribution, assignment and conveyance of the Assigned Interests to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a responsible officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

3. Miscellaneous.

(a) Party to Loan Documents. Subject to the terms of the Loan Documents, upon consummation of the sale, contribution and transfer of the Assigned Interests, (i) the Purchaser shall, as to each Assigned Interest, be a party to the relevant Loan Documents and, to the extent provided in this Agreement and the relevant Loan Documents, have the rights and obligations of a Lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement and the relevant Loan Documents, relinquish its rights and be released from its obligations, as to each Assigned Interest, under the Loan Documents. In furtherance of the foregoing, on or prior to the date of settlement of each Portfolio Investment, the Seller shall use commercially reasonable efforts to cause, as soon as reasonably practicable, the Purchaser to become a lender of record under the Loan Documents. Pending such settlement, the Seller shall comply with any written instructions provided to the Seller by the Purchaser with respect to voting rights to be exercised by holders of each Portfolio Investment.

(b) Notices. All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) at its “Address for Notices” specified below its name on the signature pages hereof; or, as to the Seller or the Purchaser, at such other

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address as shall be designated by such Party in a notice to the other Parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c) Binding Effect; Successors and Assigns; Third-Party Beneficiary. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. The Parties agree that Administrative Agent and the Collateral Agent are express third party beneficiaries hereof, and as such, are entitled to enforce the terms hereof and their rights as intended third party beneficiaries.

(d) Further Assurances. Each Party agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as any other Party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

(e) Captions and Headings. The captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

(f) Transfers. Until the payment in full of all amounts owing to the parties under the Loan Agreement, the Seller shall not sell, assign, convey or otherwise transfer its equity interest in the Purchaser without the consent of the Administrative Agent.

(g) Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

(h) Submission to Jurisdiction. With respect to any suit, action or proceeding relating to this Agreement (“Proceedings”), each Party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. Nothing in this Agreement precludes any Party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(i) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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(k) No-Petition Covenant. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Purchaser or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties under the Loan Agreement. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. This Section 3(k) shall survive the termination or expiration of this Agreement for any reason.

(l) Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(m) Amendments.

(i) Each Party agrees that it shall not cancel, terminate or consent to or accept any cancellation or termination of, amend, modify or change in any manner any term or condition of this Agreement without the written consent of the Administrative Agent.

(ii) Notwithstanding clause (i) above, Exhibit A hereto may be updated to add additional Portfolio Investments thereto from time to time by the Parties.

(n) Indemnification. The Seller shall indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnified Party) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of any breach in any material respect by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Loan Document, (y) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) which represent losses from Assigned Interests which are uncollectible due to the related obligor’s financial inability to pay. The parties agree that the provisions of this Section 3(n) shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an obligor with respect to an Assigned Interest. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Assigned Interests. This Section 3(n) shall survive the termination or expiration of this Agreement for any reason.

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

MANULIFE PRIVATE CREDIT FUND SPV, LLC
By: Manulife Private Credit Fund, its designated manager

By	/s/ Michael King
Name: Michael King
Title: Assistant Vice President, Senior Loans

Address for Notices:

MANULIFE PRIVATE CREDIT FUND SPV, LLC 197 Clarendon Street, 2nd Floor, Boston, MA 02116
Attention: Steve Mouzakis
Email: SMouzakis@manulife.com

MANULIFE PRIVATE CREDIT FUND

By	/s/ Michael King
Name: Michael King
Title: Assistant Vice President, Senior Loans

Address for Notices:

MANULIFE PRIVATE CREDIT FUND 197 Clarendon Street, 2nd Floor, Boston, MA 02116
Attention: Steve Mouzakis
Email: SMouzakis@manulife.com

[Signature Page to Sale Agreement]

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EXHIBIT A

Portfolio Investments

See attached.

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